SPECIAL POWER OF A TTORNEV
I, Peter W. Stott, 2896 SW Patton Road, Portland.
County of Multnomah, State of Oregon. hereby appoint Eberhard G-H. Schmoller, David L. Slate and Gary S. Cullenr individually, as myattomey-in-fact to act in my name, place and stead to do any and all of the following regarding my holding of or transactions in securities of CNF Inc. a Delaware corporation (the ACompany@):
a) To prepare, based upon information provided by mer any or all of the below listed forms-
Form 3r Initial Statement of Beneficial Ownership of Securities;
Form 4. Statement of Changes in Beneficial Ownership;
Form 5. Annual Statement of Changes in Beneficial
Ownership; or
Form 144r Notice of Proposed Sale of Securities.
b) To execute any or all Forms 3.4, 5 or 144 on my behalf.
c) To file Forms 3.4.5 or 144 with the Securities and Exchange Commission, the New
York Stock Exchange and the Company r in a timely manner and following proper filing procedures.
d) To take such other actions as necessary or desirable to effectuate the foregoing-
The rights, powers and authority of my attorney-in-fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect beginning on the date of execution of this Special Power of Attorney and shall remain in full force and effect until the earlier to occur of the following: (1) such time as t revoke this Special Power of Attorney; (2) such time as I resign my directorship or office with the Company; or
(3) as to each of the above-named attomey-inw fact, such time as such attorney-in-fact ceases to serve as an officer of the Company.
Date: February 19. 2004 ./) 1-- J I. /1 .I-,-fK-
P"'(;~--W~S~ ~ /A...JA.AN"'
State of OREGON )
)ss.
County of MUL TNOMAH )
On February 19. 2004 before me, Katherine A. Inman
Notary Public. personallyappeared
Peter W. stott , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed on the within instrument and acknowledged to me that he executed the same in his authorized capacity
WITNESS my hand and official seal.
..O~ICiAl8eAl n1a i ~THE:AI..~ A I"MAN
..! NOTARY PUBliC-OREGO~
po..~ COM~ISSION NQ 339$8$
MY MMI&SION eX?IR~S NOV 2f , 1001
'...'...0 ., ,
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